Exhibit 11.1

                      TEREX CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                 Year Ended December 31,

                                              1992         1991        1990

PRIMARY
  Average shares outstanding             9,945,484     9,913,517   9,849,311
  Net effect of dilutive stock options
   based on the treasury stock method
   using average market price              ---  (1)       --- (1)     39,404

     Totals                              9,945,484     9,913,517   9,888,715


  Income (loss) before
   extraordinary loss                $(57,175,000) $(29,786,000)  $8,245,000
  Extraordinary loss on
   retirement of debt                          ---           --- (2,192,000)
Net income (loss)                    $(57,175,000) $(29,786,000)  $6,053,000

  Income (loss) per share before
   extraordinary loss                     $(5.75)     $(3.00)        $0.83
  Extraordinary loss per share on
   retirement of debt                      ---         ---            (.22)
Net income (loss) per share                $(5.75)    $(3.00)        $0.61

FULLY DILUTED
  Average shares outstanding             9,945,484     9,913,517   9,849,311
  Net effect of dilutive stock
   options based on the treasury
   stock method using year-end market
   price when it is greater than
   average market price                    --- (1)       --- (1)      39,404

     Totals                              9,945,484     9,913,517   9,888,715

  Income (loss) before
   extraordinary loss                $(57,175,000) $(29,786,000)  $8,245,000
  Extraordinary loss on
   retirement of debt                          ---           --- (2,192,000)
Net income (loss)                    $(57,175,000) $(29,786,000)  $6,053,000


  Income (loss) per share before
   extraordinary loss                     $(5.75)     $(3.00)        $0.83
  Extraordinary loss per share on
   retirement of debt                      ---         ---            (.22)
Net income (loss) per share               $(5.75)     $(3.00)        $0.61

(1) Not applicable as inclusion is anti-dilutive.




                                                                   EXHIBIT 11.1
                                                                    (continued)

                      TEREX CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                    Nine Months Ended
                                                      September 30,
                                                 1993                1992

PRIMARY:

Average shares outstanding                   9,952,147           9,944,197
Net effect of dilutive stock options
 based on the treasury stock method
 using average market price (1)                    ---                 ---

     Total                                   9,952,147           9,944,197

   Income (loss) before
    extraordinary loss                   $(43,092,000)       $(38,611,000)
   Extraordinary loss on
    retirement of debt                     (2,003,000)                 ---
   Net income (loss)                     $(45,095,000)       $(38,611,000)

Per share, primary:
   Income (loss) before extraordinary loss     $(4.33)            $(3.88)
   Extraordinary loss on retirement of debt      (.20)             ---
   Net income (loss)                           $(4.53)            $(3.88)


FULLY DILUTED:

Average shares outstanding                   9,952,147           9,944,197
Net effect of dilutive stock options
 based on the treasury stock method
 using period-end marketprice when
 it is greater than averag price (1)               ---                 ---

     Total                                   9,952,147           9,944,197

   Income (loss) before
    extraordinary loss                   $(43,092,000)       $(38,611,000)
   Extraordinary loss on
    retirement of debt                     (2,003,000)                 ---
   Net income (loss)                     $(45,095,000)       $(38,611,000)
Per share, fully diluted:
   Income (loss) before extraordinary loss     $(4.33)           $(3.88)
   Extraordinary loss on retirement of debt      (.20)            ---
   Net income (loss)                           $(4.53)           $(3.88)



(1)  Not applicable as inclusion is anti-dilutive.